UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

Starwood Waypoint Homes

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36163 (Commission File Number)	80-6260391 (IRS Employer Identification No.)

8665 East Hartford Drive Scottsdale, AZ (Address of principal	85255 (Zip Code)
executive offices)

Registrant’s telephone number,
including area code:
(480) 362-9760

Colony Starwood Homes

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

The description of the Loan Agreement (as defined below) set forth under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Entry Sheet Arrangement of a Registrant

Securitization Transaction

On September 29, 2017, Starwood Waypoint Homes (the “Company”) completed its seventh securitization transaction, which involved the issuance and sale in a private offering of single-family rental pass-through certificates (the “Certificates”) issued by a trust (the “Trust”) established by a wholly owned subsidiary of the Company. The Certificates represent beneficial ownership interests in a Loan (defined below) secured by a portfolio of 4,443 single-family homes operated as rental properties (collectively, the “Properties”) contributed from the Company’s portfolio of single-family homes to a newly-formed special purpose entity indirectly owned by the Company. Net proceeds from the offering to third parties were distributed to the Company’s operating partnership, Starwood Waypoint Homes Partnership, L.P., after payment of transaction expenses. The operating partnership intends to use the net proceeds to repay certain of the Company’s existing debt and for general corporate purposes.

The Company sold $732.7 million of Certificates at a weighted average blended interest rate of LIBOR plus 156 basis points to investors and retained approximately 5% of each class of Certificates totaling $38.6 million.

As part of the securitization transaction, various subsidiaries of the Company, through both distributions and contributions, transferred the Properties to Borrower (as defined below), an indirect subsidiary of the Company, which then entered into the Loan Agreement. The Loan (as defined below) was deposited into the Trust in exchange for the Certificates. The Certificates were sold to qualified institutional buyers and non-U.S. persons through the placement agents retained for the transaction pursuant to the exemptions from registration provided by Rule 144A and Regulation S, respectively, under the Securities Act of 1933, as amended.

Loan Agreement

On September 29, 2017, SWH 2017-1 Borrower, LP, a Delaware limited liability partnership (“Borrower”), entered into a loan agreement (the “Loan Agreement”), with German American Capital Corporation as lender (“Lender”). Pursuant to the Loan Agreement, Borrower borrowed $771,240,000 (the “Loan”) from Lender. The Loan is a two-year, floating rate loan, composed of six floating rate components, each of which is computed monthly based on LIBOR plus a fixed component spread. Interest on the Loan is payable monthly. As part of certain lender requirements in connection with the securitization transaction described above, Borrower entered into an interest rate cap agreement for the initial two-year term of the Loan, with a LIBOR-based strike rate such that the debt service coverage ratio calculated under the Loan Agreement will not be less than 1.20x.

For purposes of computing, among other things, interest accrued on the Loan, the Loan is divided into six components designated as “Component A,” “Component B,” “Component C,” “Component D,” “Component E” and “Component F”. The following table shows the initial principal amount and the interest rate for each Component A through F.

Component	Initial Principal Balance	Regular Component Interest Rate
A	$408,137,000	One-Month LIBOR + 1.0196%
B	$84,443,000	One-Month LIBOR + 1.2396%
C	$61,924,000	One-Month LIBOR + 1.4696%
D	$67,554,000	One-Month LIBOR + 2.0196%
E	$92,887,000	One-Month LIBOR + 2.6696%
F	$56,295,000	One-Month LIBOR + 3.4696%

The Loan is secured by first priority mortgages on the Properties, which are owned by the Borrower. The Loan is also secured by a first priority pledge of the equity interests of the Borrower. The initial maturity date of the Loan is October 9, 2019 (the “Initial Maturity Date”). Borrower has the option to extend the Loan beyond the Initial Maturity Date for two successive one-year terms and one final 15-month extension, provided that there is no event of default under the Loan Agreement on each maturity date, Borrower obtains an acceptable replacement interest rate cap agreement and Borrower complies with the other terms set forth in the Loan Agreement. The Loan Agreement requires that Borrower comply with various affirmative and negative covenants that are customary for loans of this type, including limitations on indebtedness Borrower can incur, limitations on sales and dispositions of the Properties, required maintenance of specified cash reserves, and various restrictions on the use of cash generated by the operations of the Properties while the Loan is outstanding. The Loan Agreement also includes customary events of default, the occurrence of which would allow the Lender accelerate payment of all amounts outstanding thereunder and to require that all of the rental income associated with the Properties be required to prepay the Loan.

In connection with the Loan, the Company provided the Lender with a limited recourse guaranty under which it agreed to indemnify the Lender against specified losses due to fraud, misrepresentation, misapplication of funds, physical waste, breaches of specified representations, warranties and covenants, as well as a guaranty of the entire amount of the Loan, not to exceed the greater of (i) the lesser of $35,000,000 and the outstanding principal balance of the Loan and all other obligations under the Loan, and (ii) thirty-five percent of the outstanding principal balance of the Loan, in the event that the Borrower files insolvency proceedings or violates certain covenants that result in its being substantively consolidated with any other entity that is subject to a bankruptcy proceeding.

This description of the Loan Agreement is not complete and is qualified in its entirety by reference to the Loan Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Loan Agreement, dated as of September 29, 2017, between SWH 2017-1 Borrower, LP, as Borrower, and German American Capital Corporation, as Lender

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY STARWOOD HOMES
Dated: September 29, 2017	By:	/s/ Ryan Berry
	Name:	Ryan Berry
	Title:	General Counsel